SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $938,081.79
B Recoveries this period relating to Defaulted Recvbles $5,296.72 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $20,543.05
E Interest earnings this period on Certificate Account
  balances                                            $27,147.02
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $39,898.60
G Investment Earnings on the cash collateral account depos
  deposit                                             $46,921.90

1 TOTAL REVENUES                                   $1,077,889.08

H Certificateholder Interest                         $606,681.17
I Defaulted Receivables this period                  $176,544.99
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $101,521.34
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $25,333.06
P Loan Fee on Loan                                     $3,823.08

2 TOTAL EXPENSES                                    $914,153.64

3 EXCESS SPREAD                                      $163,735.44
Q Pool Balance on first day of related Collection
  Period                                         $121,825,606.68


  EXCESS SPREAD PERCENTAGE                                 1.61%

  Three month average Excess Spread Percentage             2.09%
  Six month average Excess Spread Percentage               2.04%



    11/96                                                  Page 2


 CONTRACTS

 R # of contracts on first day of Collection Period      15,039
 S # scheduled pay off
 T # prepayment in full                                     352
 U Defaulted contracts                                        38

 4 # of contracts on last day of Collection Period       14,649


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $121,825,606.68
 W Scheduled principal received this period
 X Principal repayments received this period        $5,733,621.15
 Y Defaulted receivables this period                   $ 176,153.75

 5 Pool Balance on last day of related Collection
 Period                                          $115,915,831.78

   OTHER DATA

 Weighted average original term of remaining contracts   57.62
 Weighted average remaining term of remaining contracts  32.72
 Weighted average APR of remaining contracts             9.72%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $112,725,815.90       97.25%           14,285
  30-59 days   $  1,701,559.06         1.47%               209
  60-89 days        397,403.94          0.34%                47
  90-119 days       395,127.42         0.34%                 40
 120-149 days       207,410.40         0.18%                 24
 150-179 days        147,959.30        0.13%                 13
 180+days            340,555.76         0.29%                 31


  TOTAL        $115,915,831.78       100.00%          14,649